UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 12, 2022

Avangrid, Inc.

(Exact name of registrant as specified in its charter)

New York	001-37660	14-1798693
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

180 Marsh Hill Road Orange, Connecticut	06477
(Address of principal executive offices)	(Zip Code)

(207) 629-1200

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AGR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 12, 2022, José Ángel Marra Rodríguez notified Avangrid, Inc. (the “Corporation”) of his intent to resign from the Board of Directors (the “Board of Directors”) of the Corporation due to a change in his professional commitments, effective December 14, 2022. Mr. Marra Rodríguez’s resignation was not the result of any disagreement with the Corporation or management. The Board of Directors and the Corporation thank Mr. Marra Rodríguez for his contributions to the Corporation and the Board of Directors.

On December 15, 2022, upon recommendation of its Compensation and Nominating Committee, the Board of Directors elected Agustin Delgado Martín as a member of the Board of Directors to fill the vacancy created by Mr. Marra Rodríguez’s resignation from the Board of Directors. Mr. Delgado Martín will receive an annual cash retainer of $140,000.

Mr. Delgado Martín, 50, has served as the Director of Innovation and Sustainability of Iberdrola, S.A. (“Iberdrola”) since 2010. He previously served as Director of Innovation from 2006 to 2010. Mr. Delgado Martín serves as a member of the advisory board of NEOTEC, the Spanish Venture Capital Investment Program, a member of the Energy Transitions Commission, a global coalition of leaders from across the energy landscape committed to achieving net zero emissions by mid-century, a member of the advisory board of the Global Alliance for Sustainable Energy, a member of the advisory board of REDS, the Spanish Network for Sustainable Development and part of the United Nation’s Sustainable Development Solutions Network, a member of the advisory board of Massachusetts Institute of Technology’s Future Energy Systems Center, and co-director of the Iberdrola Chair SDG-2030 Agenda at the Polytechnic University of Madrid. Mr. Delgado Martín previously served as a member of the board of directors of Siemens Gamesa Renewable Energy, S.A. Mr. Delgado Martín has an industrial engineering degree from the Escuela Técnica Superior de Ingeniería (ICAI) of the Universidad Pontificia Comillas in Madrid and a doctorate in engineering from the National Distance Education University.

Mr. Delgado Martín currently serves as the Director of Innovation and Sustainability of Iberdrola, which directly holds 81.5% of the outstanding shares of the Corporation common stock. As the Corporation’s controlling shareholder, Iberdrola exercises significant influence over the Corporation, including the composition of the Board of Directors and any action requiring the approval of the Corporation’s shareholders. The Corporation and Iberdrola are parties to a shareholder agreement entered into on December 16, 2015, in connection with the completion of the acquisition of UIL Holdings Corporation pursuant to a merger agreement (the “Shareholder Agreement”). The Shareholder Agreement sets forth certain governance arrangements and contains various provisions relating to, among other things, representation on the Board, minority protections that limit the disposal or transfer of shares of the Corporation by Iberdrola, registration rights, preemptive rights and protections for us relating to affiliate transactions, competitive business opportunities, and certain information and access rights. In addition, the Corporation has entered into certain transactions with Iberdrola that relate predominantly to pass-through charges of corporate service and expenses related to the employment of personnel from Iberdrola or its affiliates by the Corporation. These corporate services are entered into on an arm’s length basis and are aimed at maximizing our operating efficiency in an efficient and flexible service model. The corporate services are provided at market quality, and subject to audit and dispute resolution procedures. Mr. Delgado Martín has no direct or indirect interest in any transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. There is no arrangement or understanding between Mr. Delgado Martín and any other person pursuant to which he was selected as a director. Mr. Delgado Martín has not been appointed to any committees of the Board.

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

In connection with its regular review and assessment of the effectiveness of the Corporation’s governance and sustainability system, on December 15, 2022, the Board of Directors, upon the recommendation of the Governance and Sustainability Committee of the Board of Directors, approved an amended and restated Code of Business Conduct and Ethics. The amended and restated Code of Business Conduct and Ethics maintains the essential principles and standards contained in the prior code but incorporates the references to the Corporation’s new Governance and Sustainability Committee and its responsibilities with respect to oversight of the Corporation’s compliance and ethics program and includes additional guidance in areas in which employees frequently seek advice from the compliance division. The amended and restated Code of Business Conduct and Ethics does not result in any waiver to any officer, director or employee of the Corporation, explicit or implicit, from any provision of the Code of Business Conduct and Ethics as in effect prior to the Board’s action to amend and restate the Code of Business Conduct and Ethics. The amended and restated Code of Business Conduct and Ethics is applicable to all directors, officers, and employees of the Corporation and its subsidiaries and affiliates, including but not limited to the Corporation’s principal executive officer, principal financial officer, principal accounting officer, and controller.

The amended and restated Code of Business Conduct and Ethics is available in the Corporate Governance section of the Corporation’s website at www.avangrid.com. The foregoing summary of the amended and restated Code of Business Conduct and Ethics is subject to and qualified in its entirety by reference to the full text of the amended and restated Code of Business Conduct and Ethics.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVANGRID, INC.

By:	/s/ R. Scott Mahoney
Name:	R. Scott Mahoney
Title:	Senior Vice President – General Counsel and Corporate Secretary

Dated: December 15, 2022